SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (date of earliest event reported)
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                         March 14, 2003 (March 13, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



  Oklahoma                            1-13726                   73-1395733
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
     of incorporation)                                      Identification No.)


  6100 North Western Avenue,     Oklahoma City, Oklahoma          73118
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(Address of principal executive offices)                        (Zip Code)



                                 (405) 848-8000
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               (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS


     Chesapeake Energy Corporation ("Chesapeake") issued the following press release on March 13, 2003:

              CHESAPEAKE ENERGY CORPORATION ANNOUNCES COMPLETION OF
                ACQUISITION OF $500 MILLION OF MID-CONTINENT GAS
                        RESERVES FROM EL PASO CORPORATION


OKLAHOMA CITY, OKLAHOMA, MARCH 13, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has completed its previously announced acquisition of Mid-Continent gas assets from the El Paso Corporation (NYSE:EP) for $500 million.

The acquisition was funded with proceeds from the company's February 2003 public offering of 23 million common shares at $8.10 per share and private offerings of $230 million of 6.0% cumulative convertible preferred stock and $300 million of 7.5% senior notes.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2002 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.


Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


ITEM 9. REGULATION FD DISCLOSURE

Based on internal reservoir engineering estimates, Chesapeake believes that it has acquired approximately 328 billion cubic feet of gas equivalent (bcfe) of proved gas reserves and approximately 70 bcfe of probable and possible gas reserves. The acquired properties are expected to contribute approximately 67 million cubic feet of gas equivalent per day to Chesapeake's continued production growth.

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are pleased to announce the completion of another successful acquisition of Mid-Continent gas assets. The acquisition of the El Paso assets provides continuing production growth opportunities in our Mid-Continent stronghold and fits perfectly with our existing asset base. The transaction is projected to increase Chesapeake's proved reserves to approximately 2.75 trillion cubic feet of gas equivalent and our projected current production to 640 million cubic feet of gas equivalent per day. Today's announcement provides further evidence of our ongoing commitment to continue building the dominant Mid-Continent natural gas producer and to create industry-leading value through organic production growth and further consolidation of high-quality gas assets in the Mid-Continent."



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CHESAPEAKE ENERGY CORPORATION
                                          By: /s/ Aubrey K. McClendon
                                          -------------------------------------
                                                  Aubrey K. McClendon
                                                  Chairman of the Board and
                                                  Chief Executive Officer


Dated:        March 14, 2003

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